SECOND AMENDED AND RESTATED SERVICES LOANOUT AGREEMENT

THIS AMENDED AND RESTATED SERVICES LOANOUT AGREEMENT (this “Agreement”), dated as of July 22, 2008, (the “Effective Date”) is entered into between ProElite, Inc., a New Jersey corporation (the “Company”), and Legacy of Life Entertainment, Inc. (“Legacy”).

RECITALS

WHEREAS, pursuant to a Services Loanout Agreement dated as of October 3, 2006 (the “Initial Agreement”) between Legacy and Real Sport, Inc., the predecessor to the Company, the Company employed Douglas DeLuca (“DeLuca”) through Legacy as its Chief Executive Officer.

WHEREAS, pursuant to the Amended and Restated Services Loanout Agreement dated March 3, 2008 (the “First Amended and Restated Services Loanout Agreement”) between Company, Legacy and DeLuca (collectively, the “Parties”), the Initial Agreement was amended and restated in a manner whereby DeLuca ended his employment as Chief Executive Officer and Deluca then served Company through Legacy as its Chief Strategy Officer and Executive Chairman of its Board of Directors.

WHEREAS, the Parties mutually desire to hereby amend, restate and revise the First Amended and Restated Services Loanout Agreement to set forth the manner in which DeLuca will end his employment as Chief Strategy Officer and resign from his position as Executive Chairman of its Board of Directors of Company and serve as a consultant to Company as defined below.

NOW, THEREORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

AGREEMENT

ARTICLE I

EFFECT ON THE FIRST AMENDED AND RESTATED SERVICES LOANOUT
AGREEMENT

The Parties hereby agree that the First Amendment and Restated Services Loanout Agreement is hereby terminated and replaced in its entirety with this Agreement.

ARTICLE II

CONSULTING ENGAGEMENT; TERMS; AND SERVICES

2.1 Engagement and Duties. Subject to the other terms and conditions set forth herein, on the Effective Date, the Company hereby engages DeLuca (“Consultant”) through Legacy as a consultant to Company to provide consulting services. In his role as consultant, DeLuca shall report to the Chief Executive Officer of Company and shall (a) advise Company in matters pertaining to its business, operations and industry, and Consultant; (b) oversee strategic initiatives, including conceiving, planning and implementing strategic alliances, acquisitions and dispositions; (c) lead the Company’s external relations, including public relations, media, and Investor Relations, including investor presentations; (d) lead the Company’s international expansion and global brand strategies, and (e) lead the development and execution of sponsorship and media relationships. In connection with his duties, DeLuca shall work from outside of the Company’s offices in Los Angeles, California and shall have access to the Company’s resources, including its senior officers, it being understood, however, that the Company’s Chief Executive Officer has budgetary and financial responsibility for all such resources. Company shall continue to employ DeLuca’s current administrative assistant (“Assistant”) for the purpose of providing services for DeLuca from a location outside of Company’s office as determined by DeLuca through December 31, 2008 or until the date of resignation of Assistant, whichever is sooner. Should DeLuca’s current Assistant resign prior to December 31, 2008, Company will provide a replacement assistant under the same or similar terms and conditions through December 31, 2008. DeLuca shall use his best efforts and abilities to faithfully and diligently perform his services hereunder, it being understood, however, that DeLuca may continue to provide services as co-executive producer of Jimmy Kimmel Live!.

2.1.1 Neither Legacy nor DeLuca shall, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation), corporate officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company at the time in question. Subject to the foregoing prohibition and provided such services or investments do not violate any applicable law, regulation or order, or interfere in any way with the faithful and diligent performance by DeLuca of the services to the Company otherwise required or contemplated by this Agreement, the Company expressly acknowledges that DeLuca may:

(a) make and manage personal business matters of DeLuca’s choice without consulting the Chief Executive Officer; and

(b) serve in any capacity with any non-profit civic, educational or charitable organization without consulting the Chief Executive Officer.

2.2 Covenants of Legacy

2.2.1 Reports. Legacy shall cause DeLuca to use his best efforts and skills to truthfully, accurately, and promptly make, maintain, and preserve all records and reports that the Company may, from time to time, request or require, fully account for all money, records, equipment, materials, or other property belonging to the Company of which he may have custody, and promptly pay and deliver the same whenever he may be directed to do so by the CEO.

2.2.2 Rules and Regulations. Legacy and the DeLuca shall obey all rules, regulations and special instructions of the Company and all other rules, regulations, guides, handbooks, procedures, policies and special instructions applicable to the Company’s business in connection with his duties hereunder.

2.2.3 Opportunities. Legacy shall cause DeLuca to make all business opportunities of which he becomes aware that are relevant to the Company’s business available to the Company, and to no other person or entity or to himself individually.

2.3 Covenants of Company

2.3.1 DeLuca shall have the opportunity to review and comment on the text of the 8-K Report filed and any press release issued by the Company regarding DeLuca’s resignation as Chief Strategy Officer and Executive Chairman with final approval at the discretion of the Board.

2.3.2 The Board shall adopt a resolution ratifying all corporate actions taken by DeLuca as an officer and/or director of the Company and its subsidiaries and confirming availability of D&O coverage.

ARTICLE III

COMPENSATION

3.1 Base Salary. During the Term (as hereinafter defined), for all services rendered by DeLuca hereunder, the Company shall pay, and DeLuca shall accept, as compensation, an annual base salary of $210,000 per year (“Base Salary”), payable in accordance with the normal payroll practices of the Company.

3.2 Company Shares. DeLuca has received 4,500,000 shares of ProElite, Inc. (“ProElite”) Common Stock (the “ProElite Shares”) as part of the initial Company financing. Upon the execution of this agreement, the Company shall vest all unvested shares.

3.3 Health Benefits. DeLuca shall be able to continue his health insurance benefits, including medical, dental and vision as set forth under the COBRA. The Company shall pay the full COBRA monthly premiums through December 31, 2009.

3.4 Expenses. DeLuca will be reimbursed within ten (10) days for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company consistent with the Company’s policies and procedures, including prior approval requirements and submission of appropriate supporting documentation. Notwithstanding the foregoing, DeLuca shall be entitled to “first” class travel accommodations for domestic travel and “business” class travel accommodations for international travel. DeLuca shall be promptly reimbursed for his reasonable legal fees and expenses incurred in connection with this Agreement.

3.5 Bonus. DeLuca shall receive a bonus of $50,000 upon the execution of this Agreement and receipt of DeLuca’s letters confirming resignation of his positions as Chief Strategy Officer and Executive Chairman of its Board of Directors of Company.

3.6 Event Tickets. From the Effective Date and moving forward, Company shall use best efforts to provide DeLuca with four (4) tickets within the first two rows of each live ProElite Event at no cost to DeLuca throughout the Term.

ARTICLE IV

TERMINATION OF ENGAGEMENT

4.1 Term of Services.

DeLuca’s engagement pursuant to this Agreement shall terminate on the earliest to occur of the following:

(a) September 30, 2009;

(b) upon the death of DeLuca (“Death”);

(c) upon the delivery to DeLuca of written notice of termination by the Company if DeLuca shall suffer a physical or mental disability or illness which renders DeLuca, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for either 60 consecutive days or 180 days in any 12-month period (“Disability”);

(d) upon delivery to DeLuca of written notice of termination by the Company For Cause; or

(e) upon the delivery to Company from DeLuca of written notice of termination for Good Reason.

(f) Upon delivery to Company from DeLuca of written notice of termination

4.2 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

4.2.1 “For Cause” shall mean, in the context of a basis for termination of DeLuca’s services with the Company:

(i) DeLuca is convicted of, or pleas nolo contendere (no contest) to, any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved;

(ii) DeLuca’s willful misconduct in the performance of DeLuca’s services hereunder;

(iii) DeLuca’s gross negligence in the performance of his services hereunder or willful and repeated failure or refusal to perform such services as may be delegated to DeLuca by Company commensurate with his position; or

(iv) DeLuca is in material breach of this Agreement.

With respect to subsections 4.2.1(ii), (iii) and (iv), the Company shall provide written notice to DeLuca of any such event with exact details of the claimed event, and DeLuca shall have thirty (30) calendar days from the date of receipt of such written notice to prove such claim to be in error or to cure any such event and to meet with the Board for that purpose.

4.2.2 “Good Reason” giving rise to DeLuca’s right to terminate this Agreement means if DeLuca claims that Company has materially breached this Agreement or has committed material fraud, DeLuca shall have first provided written notice to Company of any such claimed material breach or commission with exact details of the claimed material breach or commission and Company shall have had thirty (30) days from the date of receipt of such written notice to prove such claim to be in error or to cure any such breach; if curable, and in the event Company does so cure such breach within said thirty (30) days, such claimed breach shall not constitute Good Reason or a breach of this Agreement.

4.3 Effect of Termination

4.3.1 In the event that this Agreement is terminated by the Company without Cause or by DeLuca for Good Reason, DeLuca shall be entitled to any unpaid Base Salary for the remaining period through September 30, 2009, to be promptly paid in one lump sum.

4.3.2 DeLuca shall have no obligation to offset any payments he receives from the Company following the termination of his services by any payments he receives from his subsequent employer

4.3.3 In the event the Agreement is terminated by DeLuca pursuant to 4.1 (f), DeLuca shall not receive further compensation for the remaining period through September 30, 2009.

4.4 Change in Control. In the event of a “Change in Control,” as defined below, (i) Legacy shall have the right to terminate this Agreement, and (ii) upon Legacy’s written notice to the Company of its intent to terminate, this Agreement will be terminated fourteen (14) days after receipt of such notice and the Company and Legacy shall have no further obligation or duties to each other except that Company shall be obligated to pay DeLuca the remaining unpaid balance of his Base Salary due under paragraph 3.1 above.

4.4.1 For purposes of this Agreement a “Change in Control” shall mean and be determined to have occurred if (A) any person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) (the “Exchange Act”) is or becomes the beneficial owner (“Beneficial Owner”) (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company; (B) the sale or other disposition by merger or business combination of all or substantially all the assets of the Company in a single or series of related transactions, (C) during any period of two (2) years, a majority of the members of the Board is replaced by directors who were not nominated and approved by the Board; or (D) the Company is combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will occur or has occurred.

ARTICLE V

INVENTIONS AND TRADEMARK; CONFIDENTIAL INFORMATION; NON-
DISCLOSURE; UNFAIR COMPETITION; CONFLICT OF INTEREST

5.1 Inventions and Trademark. All ideas, inventions, trademarks, proprietary information, know-how, processes and other developments or improvements developed by DeLuca, alone or with others, during the Term, that are within the scope of Company’s business operations or that relate to Company’s work or projects, are the exclusive property of Company. In that regard, Legacy and DeLuca agree to disclose promptly to Company any and all inventions, discoveries, trademarks, proprietary information, know-how, processes or improvements, patentable or otherwise, that it and/or he may make from the beginning of DeLuca’s services until the termination thereof, that relate to the business of Company, whether such is made solely or jointly with others. Legacy and DeLuca further agree that, during the Term, it and he will provide Company with a reasonable level of assistance, at Company’s sole option and expense, to obtain patents in the United States of America, or elsewhere on any such ideas, inventions, trademarks and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Company.

5.2 Confidential Information. Legacy shall hold and keep confidential for the benefit of Company all secret or confidential information, files, documents other media in which confidential information is contained, knowledge or data (collectively the “Confidential Information”) relating to Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Legacy and/or DeLuca during DeLuca’s engagement by Company or any of its affiliated companies. Confidential Information does not include information that is already public knowledge at the time of disclosure (other than by acts by DeLuca or his representatives in violation of this Agreement) or that is provided to DeLuca by a third party without an obligation with Company to maintain the confidentiality of such information. After termination of DeLuca’s consulting services with Company, he shall not, without the prior written consent of Company, or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than Company and those designated by it. Legacy and DeLuca shall acknowledge that all confidential documents are and shall remain the sole and exclusive property of Company regardless of who originally acquired the confidential documents. Legacy and DeLuca agree to return to Company promptly upon the expiration or termination of his services or at any other time when requested by Company, any and all property of Company, including, but not limited to, all confidential documents and copies thereof in his possession or control. Any loss resulting from a breach of the foregoing obligations by Legacy and/or DeLuca to protect the Confidential Information could not be reasonably or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law or this Agreement, Company shall have the right to obtain injunctive relief, in the appropriate court, at any time, against the dissemination by Legacy and/or DeLuca of the Confidential Information, or the use of such information by Legacy and/or DeLuca in violation hereof.

5.2.1 Restriction on Use of Confidential/Trade Secret Information. DeLuca agrees that his use of confidential/trade secret information is subject to the following restrictions for an indefinite period of time so long as the confidential/trade secret information has not become generally known to the public:

(a)
Non-Disclosure. DeLuca agrees that he will not publish or disclose, or allow to be published or disclosed, confidential/trade secret information to any person without the prior written authorization of the Company unless pursuant to DeLuca’s responsibilities to the Company under this Agreement.

(b)
Non-Removal/Surrender. DeLuca agrees that he will not remove any confidential/trade secret information from the offices of the Company or the premises of any facility in which the Company is performing services, except pursuant to his duties under this Agreement. DeLuca further agrees that he shall surrender to the Company all documents and materials in his possession or control which contain confidential/trade secret information and which are the property of the Company upon the termination of this Agreement, and that he shall not thereafter retain any copies of any such materials.

5.2.2 Non-Solicitation of Customers/Prohibition Against Unfair Competition. DeLuca agrees that at no time after his services terminate with the Company will he engage in competition with the Company while making any use of the Company’s confidential/trade secret information. DeLuca agrees that he will not directly or indirectly accept or solicit, whether as an employee, independent contractor or in any other capacity, the business of any customer of the Company with whom DeLuca worked or otherwise had access to the Company’s confidential/trade secret information pertaining to its business with that customer during the last year of his engagement with the Company.

5.3 Non-Solicitation During Engagement. DeLuca shall not during his consulting agreement inappropriately interfere with the Company’s business relationship with its customers or suppliers or solicit any of the employees of the Company to leave the employ of the Company.

5.4 Non-Solicitation of DeLuca. DeLuca agrees that, for one year following the termination of his consulting agreement, he shall not, directly or indirectly, ask or encourage any of the Company’s employees to leave their employment with the Company or solicit any of the Company’s employees for employment.

5.5 Breach of Provisions. If the DeLuca breaches any of the provisions of this Section 5, or in the event that any such breach is threatened by the DeLuca, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section 5.

5.6 Reasonable Restrictions. The parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this Section 5, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

5.7 Definition. For purposes of this section 5, the term “Company” shall be deemed to include any parent, subsidiary or affiliate of the Company.

ARTICLE VI
MISCELLANEOUS

6.1 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, distributees, successors and assigns. Neither Legacy nor DeLuca may assign any of its or his rights and obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity.

6.2 Indemnification. The Company shall indemnify, defend and hold harmless Legacy and DeLuca to the fullest extent permitted by law from any and all actions, complaints, disputes, arbitrations, investigations, guarantees, including but not limited to personal guarantees of loans or any other obligation or any other guaranty or the like signed by Consultant on behalf of the Company, or any other proceedings of any kind whatsoever, or threats thereof (“Claims”) and any and all damages, losses, expenses (including without limitation reasonable attorneys’ fees, disbursements and other charges of counsel incurred by Consultant and selected by Company) or other liabilities, contingent or otherwise, of any kind whatsoever arising from or relating to any aspect of Legacy’s or DeLuca’s relationship with the Company and/or with regard to any personal guaranty signed by Legacy or DeLuca on behalf of the Company, and any current or future subsidiary or affiliates, the performance of any of DeLuca’s duties hereunder, or otherwise arising from or relating to any aspect of Legacy’s or DeLuca’s relationship with the Company and any current or future subsidiary or affiliates, the performance of any of DeLuca’s duties hereunder, or otherwise arising from or relating to any action or inaction of DeLuca while serving as an officer or director of the Company or, if applicable, as an officer or director of the Company, or, if applicable, as an officer or director of any other entity or as a fiduciary of any benefit plan, including without limitation any personal liability of any kind under any law, rule, regulation, agreement or understanding applicable to the Company and the persons who serve as officers and directors thereof or any subsidiary or affiliate thereof, in all cases relating to matters occurring after October 3, 2006, during the Term or thereafter unless a result of DeLuca’s gross negligence or willful misconduct. The Company shall cover the DeLuca under general liability insurance, errors and omissions insurance (if any) and any other Company insurance, both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other officers and directors and will make available to DeLuca any certificates of the foregoing.

6.3 Notices. Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered or (b) when sent by telecopier and confirmed within 48 hours by letter mailed or delivered to the party to be notified at its or his/hers address set forth herein; or three days after being sent by registered or certified mail, return receipt requested, (or by equivalent currier with delivery documentation such as FEDEX or UPS) to the address of the other party set forth or to such other address as may be specified by notice given in accordance with this section 6.3:

If to the Company:	ProElite, Inc. 12121 Wilshire Boulevard, Suite1001 Los Angeles, California 90025 Telephone: (310) 526-8700 Facsimile: (310) 571-0798 Attention: Chief Executive Officer

If to Legacy:
Legacy of Life Entertainment, Inc.
2708 Foothill Boulevard, No. 317
La Crescenta, California 91214
Telephone: (___)_____________________
Attention: Douglas DeLuca

With a copy to
Carl R. Klein
Defrees & Fiske, LLC
Suite 1100
200 South Michigan Avenue
Chicago, Illinois 60604
Telephone: 312-372-4000

6.4 Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

6.5 Waiver. No waiver by a party hereto of a breach or default hereunder by the other party shall be considered valid, unless expressed in a writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

6.6 Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and DeLuca, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to DeLuca’s engagement, express or implied, other than to the extent expressly provided for herein.

6.7 Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

6.8 Authority. The Parties each represent and warrant that it or he has the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

6.9 Attorneys’ Fees. If either party hereto commences an arbitration or other action against the other party to enforce any of the terms hereof or because of the breach by such other party of any of the terms hereof, the prevailing party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing party in connection with such action, including, without limitation, all reasonable attorneys’ fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

6.10 Titles. The titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

6.11 Applicable Law; Choice of Forum. This Agreement, and all of the rights and obligations of the parties in connection with the consulting relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

6.12 Arbitration.

6.12.1 Scope. To the fullest extent permitted by law, DeLuca and the Company agree to the binding arbitration of any and all controversies, claims or disputes between them arising out of or in any way related to this Agreement, the consulting relationship between the Company and DeLuca and any disputes upon termination of the engagement, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement to arbitrate shall apply to them to the extent DeLuca’s claims arise out of or relate to their actions on behalf of the Company.

6.12.2 Arbitration Procedure. To commence any such arbitration proceeding, the party commencing the arbitration must provide the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall this notice for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations. The arbitration will be conducted in Los Angeles, California, by a single neutral arbitrator and in accordance with the then-current rules for resolution of consultant disputes of the American Arbitration Association (“AAA”). The Arbitrator is to be selected by the mutual agreement of the Parties. If the Parties cannot agree, the Superior Court will select the arbitrator. The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The award shall be binding and the Parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof. The Company shall bear the costs of the arbitration filing and hearing fees and the cost of the arbitrator.

6.13 This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, DeLuca’s rights, benefits and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of the Company’s assets.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Legacy of Life Entertainment, Inc., a California corporation		ProElite, Inc., a New Jersey corporation

By:	/s/ Doug DeLuca	By:	/s/ Charles Champion
	Name: Douglas DeLuca Title: President		Name: Charles Champion Title: Chief Executive Officer

ACKNOWLEDGEMENT OF LOANOUT

As an inducement to you to enter into the Second Amended and Restated Services Loanout Agreement (“Agreement”), dated as of July 22, 2008 between ProElite, Inc. and Legacy of Life Entertainment, Inc. (“Lender”) (with all terms used herein having the same meaning as such terms are defined in the Agreement), and as a material part of the consideration moving to you for so doing, the undersigned hereby represents, warrants and agrees as follows:

(i) That the undersigned has heretofore entered into an agreement (“Engagement Agreement”) with Lender covering the rendition of the undersigned’s services for Lender, and that Lender has the right and authority to enter into the Agreement and to furnish to you the rights and services of the undersigned upon the terms and conditions therein specified.

(ii) That the undersigned is familiar with each and all of the terms, covenants and conditions of the Agreement and hereby consents to the execution thereof; that the undersigned will be bound by and will duly observe, perform and comply with each and all of the terms, covenants and conditions of the Agreement on the part of the undersigned to be performed and complied with, even if the Agreement should hereafter expire, be terminated (whether by Lender or the undersigned) or suspended; that the undersigned shall render to you all of the services which are to be rendered by the undersigned pursuant to the Agreement even if Lender shall be dissolved or should otherwise cease to exist; and that the undersigned hereby confirms that there have been granted to Lender all of the rights granted by Lender to you under the Agreement.

(iii) That the undersigned is under no obligation or disability by law or otherwise which would prevent or restrict the undersigned from performing and complying with all of the terms, covenants and conditions of the Agreement on the part of the undersigned to be performed or complied with.

(iv) That the undersigned will look solely to Lender or its associated or subsidiary companies and not to you for all compensation and other remuneration for any and all services and rights which the undersigned may render and grant to you under the Agreement.

(v) That you shall be entitled to equitable relief against the undersigned by injunction or otherwise to restrain, enjoin and/or prevent the violation or breach by the undersigned of any obligation of the undersigned to be performed as provided in the Agreement, and/or the violation or breach by the undersigned of any obligations or agreements under this present instrument. You shall have all rights and remedies against the undersigned which you would have if the undersigned were your direct employee under the Agreement and you shall not be required to first resort to or exhaust any rights or remedies which you may have against the Lender before exercising your rights and remedies against the undersigned.

(vi) That the undersigned will indemnify and hold you, your employees, officers and assigns harmless from and against any and all taxes which you may have to pay and any and all liabilities (including judgments, penalties, interest, damages, costs and expenses including reasonable attorneys’ fees, whether or not litigation is actually commenced) which may be obtained against, imposed or suffered by you or which you may incur by reason of your failure to deduct and withhold from the compensation payable under the Agreement any amounts required or permitted to be deducted and withheld from the compensation of an employee under the provisions of the Federal and California Income Tax acts, the Federal Social Security Act, the California Unemployment Insurance Act and/or any amendments thereof and/or any other statutes or regulations heretofore or hereafter enacted requiring the withholding of any amount from the compensation of an employee.

(vii) That the undersigned will not amend or modify the Engagement Agreement with Lender in any particular manner that would prevent or interfere with the performance of the undersigned’s services for you or the use and ownership of the results and proceeds thereof, pursuant to the Agreement.

/s/ Doug DeLuca
Douglas DeLuca